UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2025

INVO FERTILITY, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 25, 2025, INVO Fertility, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). A total of 842,876 shares of common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on proposals 1, 2, 4, 5, 6, 7 and 8, as set forth below.

With respect to proposal 3, the Annual Meeting was adjourned to further solicit votes to approve the amendment to the Company’s Amended and Restated Articles of Incorporation to increase its number of authorized shares of common stock from 4,166,666 to 50,000,000, as described further in the Company’s definitive proxy statement, filed with the SEC on June 4, 2025 (the “2025 Proxy”). The Annual Meeting was adjourned to Wednesday, July 9, 2025 at 12:00 pm Eastern Time and will be held in virtual format at www.virtualshareholdermeeting.com/INVO2025.

The final results for proposals 1, 2, 4, 5, 6, 7 and 8, as set forth in the 2025 Proxy, are as follows:

Proposal 1. At the Annual Meeting, the terms of all five members of the Board of Directors expired. All of the five nominees for director were elected to serve until the next annual meeting of stockholder or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Trent Davis	286,701	52,017	504,158
Rebecca Messina	301,236	37,482	504,158
Barbara Ryan	301,661	37,057	504,158
Steven Shum	281,419	57,299	504,158
Matthew Szot	300,613	38,105	504,158

Proposal 2. At the Annual Meeting, the stockholders approved the ratification of the appointment of M&K CPAs PLLC. as the Company’s independent public accountant for the fiscal year ending December 31, 2025. The result of the votes to approve M&K CPAs PLLC was as follows:

For	Against	Abstain	Broker Non-Votes
779,963	52,098	10,815	0

Proposal 4. At the Annual Meeting, the stockholders approved the issuance, in accordance with Nasdaq Listing Rule 5635, of (a) the Company’s common stock, upon conversion of its outstanding Series C-2 Non-Voting Convertible Preferred Stock (the “Series C-2 Preferred”), (b) any additional shares of common stock, upon conversion of the Series C-2 Preferred issued under the Additional Investment Right (as defined in the 2025 Proxy), and (c) any additional shares of common stock due to an adjustment event pursuant to the terms of the Series C-2 Preferred (the “Series C-2 Preferred Conversion Proposal”). The result of the votes to approve the Series C-2 Preferred Conversion Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
222,410	114,060	2,248	504,158

Proposal 5. At the Annual Meeting, the stockholders approved the issuance, in accordance with Nasdaq Listing Rule 5635, of (a) the Company’s common stock, upon conversion of an outstanding 7.0% Senior Secured Convertible Debenture in the principal balance of $4,803,175 due February 11, 2026 (the “Amended and Restated Debenture”), and (b) any additional shares of common stock due to an adjustment event pursuant to the terms of the Amended and Restated Debenture (the “Amended and Restated Debenture Conversion Proposal”). The result of the votes to approve the Amended and Restated Debenture Conversion Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
229,971	113,405	2,342	504,158

Proposal 6. At the Annual Meeting, the stockholders approved the issuance, in accordance with Nasdaq Listing Rule 5635, of (a) the Company’s common stock, upon conversion of outstanding warrants issued pursuant to an inducement letter agreement dated April 30, 2025 (the “Inducement Warrants”), and (b) any additional shares of our common stock due to an adjustment event pursuant to the terms of the Inducement Warrants (the “Inducement Warrant Exercise Proposal”). The result of the votes to approve the Inducement Warrant Exercise Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
223,551	112,942	2,225	504,158

Proposal 7. At the Annual Meeting, the stockholders approved a third amendment and restatement of the Company’s 2019 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder to a total amount of 1,200,000, equal to approximately 10% of the total issued and outstanding stock on a fully-diluted basis (the “Plan Amendment Proposal”). The result of the votes to approve the Plan Amendment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
248,324	86,984	3,410	504,158

Proposal 8. At the Annual Meeting, the stockholders approved, by non-binding advisory vote, of the resolution approving named executive officer compensation (the “Say on Pay Proposal”). The result of the votes to approve the Say on Pay Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
219,381	117,286	2,051	504,158

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO FERTILITY, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: June 25, 2025